Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197

LAKE CITY BANK EXTENDS RECORD

EARNINGS STREAK TO 19 YEARS

Warsaw, Indiana (January 16, 2007) –Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, reported today that it has extended its streak of record income performance to 19 consecutive years with net income of $18.7 million for 2006.

The Company also announced that the Board of Directors approved a cash dividend for the fourth quarter of $0.125 per share, payable on February 5, 2007 to shareholders of record as of January 25, 2007. The quarterly dividend represents a 9% increase over the quarterly dividends paid in 2005.

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, “Since our earnings streak began in 1988, our total assets have grown by nearly 800%, while net income has grown by more than 2,200%. Our goal is to produce quality earnings growth year-in and year-out and we have been doing that successfully for almost 20 years. This type of consistent income production is a reflection of the commitment of every Lake City Bank team member.”

Kubacki continued, “We enjoyed healthy revenue growth in key retail, trust and commercial categories in 2006. With a combined 23% increase in revenue, the Wealth Advisory and Lake City Investments groups led the way with record-breaking revenue levels. Overall, our fee-based businesses continue to support the bottom-line in a challenging interest rate environment.”

Kubacki observed, “We further leveraged our position as the bank for business with average loan growth of 16% for the year. Loan growth of $154 million in 2006 contributed to the ongoing economic expansion in Indiana and assisted Lake City Bank’s commercial clients in growing their businesses and creating jobs.”

“We’ll open our major new Fort Wayne office in 2007 that will become home to the Company’s Fort Wayne-based Wealth Advisory Services and provide direct access to every commercial and retail financial services product that the Bank offers. The office will be located in the West Jefferson Market Square Development and will be conveniently situated to serve southwest Fort Wayne’s retail and business banking needs,” added Kubacki.

Kubacki concluded, “2007 will further represent a new starting point for Lake City Bank with our plan to expand our efforts in the Indianapolis market. Since opening a Loan Production Office in late 2006, we’ve been pleased with the progress we’ve made in the market. While Indianapolis certainly isn’t lacking in number of banks, we’re confident that our approach to business banking will succeed in the market. It’s a long term strategy that will provide us with another strong Indiana market to serve.”

Net income of $18.7 million for 2006 represented an increase of 4% versus $18.0 million for 2005. Diluted net income per common share for the year of $1.51 was an increase of 3% versus $1.46 for 2005. Net income for the fourth quarter of 2006 was $4.6 million, versus $5.0 million for the comparable period of 2005. Diluted net income per share was $0.37 for the fourth quarter of 2006, versus $0.41 in the comparable period of 2005. During the fourth quarter of 2005, the Company sold its retail credit card portfolio, which resulted in a pre-tax gain of $863,000, or $513,000 on an after-tax basis. Excluding the impact of the gain on sale, net income for the fourth quarter of 2005 would have been $4.5 million, or diluted net income per share of $0.37 per share. For the twelve months ended December 31, 2005, net income excluding the impact of the gain on sale would have been $17.4 million, or diluted net income per share of $1.42.

Kubacki commented further, “We were pleased with the stabilization of our net interest margin during the fourth quarter. While the challenging interest rate environment has impacted our net interest margin throughout 2006, we are hopeful that our margin will hold at year-end levels as we enter 2007. Net interest margin compression is an industry-wide challenge that we have attempted to address with a constant focus on incremental fee generation and tight expense control.”

Average total loans for the fourth quarter of 2006 were $1.33 billion versus $1.17 billion during the fourth quarter of 2005, an increase of 14%. Total loans as of December 31, 2006 were $1.35 billion, an increase of $23.0 million, versus $1.33 billion as of September 30, 2006. Total loans as of December 31, 2005 were $1.20 billion.

Lakeland Financial’s allowance for loan losses as of December 31, 2006 was $14.5 million, compared to $14.3 million as of September 30, 2006 and $12.8 million as of December 31, 2005. Nonperforming assets totaled $14.2 million as of December 31, 2006 versus $15.5 million as of September 30, 2006 and $7.5 million on December 31, 2005. The ratio of nonperforming assets to loans was 1.05% on December 31, 2006 compared to 1.17% at September 30, 2006 and 0.63% at December 31, 2005. The increase in nonperforming assets from the end of 2005 resulted from the addition of a single borrowing relationship. The borrower is engaged in real estate development in Northern Indiana. Borrower collateral, including real estate, and personal guarantees of its principals support this credit, although there can be no assurances that full repayment of the loans will result. Net charge offs totaled $867,000 in the fourth quarter of 2006, versus $14,000 during the third quarter of 2006, and $160,000 in the fourth quarter of 2005. Net charge offs during the quarter included approximately $800,000 related to the aforementioned nonperforming loan.

For the three months ended December 31, 2006, Lakeland Financial’s average equity to average assets ratio was 7.30% compared to 7.18% for the third quarter of 2006 and 7.09% for the fourth quarter of 2005. Average stockholders' equity for the quarter ended December 31, 2006 was $128.9 million versus $123.4 million for the third quarter of 2006 and $112.5 million for the fourth quarter of 2005. Average total deposits were $1.46 billion for the fourth quarter of 2006, versus $1.43 billion for the third quarter of 2006 and $1.30 billion for the fourth quarter of 2005.

Lakeland Financial Corporation is a $1.8 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley. The Company also has a Loan Production Office in Indianapolis, Indiana.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common stockholders’ equity” excluding intangible assets which is net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-

Trade Services, LLC, Citadel Derivatives Group, LLC, Citigroup Global Market Holdings, Inc., E*Trade Capital Markets LLC, FTN Financial Securities Corp., FTN Midwest Securities Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION

FOURTH QUARTER 2006 FINANCIAL HIGHLIGHTS

(Unaudited – Dollars in thousands except share and Per Share Data)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2006	2005	2006	2005
END OF PERIOD BALANCES
Assets	$ 1,836,706	$ 1,799,666	$ 1,634,613	$ 1,836,706	$ 1,634,613
Deposits	1,475,765	1,533,877	1,266,245	1,475,765	1,266,245
Loans	1,353,837	1,331,185	1,198,730	1,353,837	1,198,730
Allowance for Loan Losses	14,463	14,288	12,774	14,463	12,774
Common Stockholders’ Equity	130,187	126,987	113,334	130,187	113,334
Tangible Equity	125,149	121,879	107,937	125,149	107,937

AVERAGE BALANCES
Total Assets	$ 1,764,427	$ 1,718,276	$ 1,585,317	$ 1,698,471	$ 1,499,155
Earning Assets	1,653,882	1,594,533	1,468,493	1,580,581	1,385,931
Investments	298,780	292,938	286,856	293,931	286,863
Loans	1,332,145	1,289,394	1,166,371	1,270,484	1,088,788
Total Deposits	1,463,519	1,426,355	1,304,469	1,387,489	1,184,670
Interest Bearing Deposits	1,243,308	1,206,566	1,069,491	1,167,492	961,699
Interest Bearing Liabilities	1,401,715	1,360,792	1,225,277	1,343,102	1,157,539
Common Stockholders’ Equity	128,852	123,367	112,468	121,954	108,218

INCOME STATEMENT DATA
Net Interest Income	$ 13,341	$ 13,059	$ 13,241	$ 52,327	$ 50,263
Net Interest Income-Fully Tax Equivalent	13,611	13,256	13,481	53,229	51,251
Provision for Loan Losses	1,042	510	701	2,644	2,480
Noninterest Income	4,451	4,679	5,127	18,264	17,711
Noninterest Expense	10,171	9,937	10,041	39,712	38,057
Net Income	4,559	4,730	4,977	18,721	17,958

PER SHARE DATA
Basic Net Income Per Common Share	$ 0.38	$ 0.39	$ 0.42	$ 1.55	$ 1.51
Diluted Net Income Per Common Share	0.37	0.38	0.41	1.51	1.46
Cash Dividends Declared Per Common Share	0.125	0.125	0.115	0.375(1)	0.46
Book Value Per Common Share (equity per share issued)	10.74	10.50	9.47	10.74	9.47
Market Value – High	26.40	24.97	22.60	26.40	22.60
Market Value – Low	23.47	21.84	19.01	19.90	17.50
Basic Weighted Average Common Shares Outstanding	12,112,734	12,084,244	11,971,502	12,069,300	11,927,756
Diluted Weighted Average Common Shares Outstanding	12,404,791	12,388,372	12,317,626	12,375,467	12,289,466

KEY RATIOS
Return on Average Assets	1.03%	1.09%	1.25%	1.10%	1.20%
Return on Average Common Stockholders’ Equity	14.04	15.21	17.56	15.35	16.59
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	57.11	56.02	54.67	56.26	55.99
Average Equity to Average Assets	7.30	7.18	7.09	7.18	7.22
Net Interest Margin	3.27	3.30	3.63	3.37	3.70
Net Charge Offs to Average Loans	0.26	0.00	0.05	0.08	0.04
Loan Loss Reserve to Loans	1.07	1.07	1.07	1.07	1.07
Nonperforming Assets to Loans	1.05	1.17	0.63	1.05	0.63
Tier 1 Leverage	8.87	8.93	9.21	8.87	9.21
Tier 1 Risk-Based Capital	10.76	10.72	10.81	10.76	10.81
Total Capital	11.76	11.73	11.80	11.76	11.80

ASSET QUALITY
Loans Past Due 90 Days or More	$ 299	$ 105	$ 174	$ 299	$ 174
Non-accrual Loans	13,820	15,308	7,321	13,820	7,321
Net Charge Offs/(Recoveries)	867	14	160	953	460
Other Real Estate Owned	71	71	0	71	0
Other Nonperforming Assets	35	43	25	35	25
Total Nonperforming Assets	14,225	15,527	7,520	14,225	7,520

(1) Cash dividend of $0.125 declared on April 11, 2006, July 11, 2006, October 10, 2006 and January 9, 2007.

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

As of December 31, 2006 and 2005

(in thousands)

	December 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and due from banks	$ 65,252	$ 77,387
Short-term investments	54,447	5,292
Total cash and cash equivalents	119,699	82,679

Securities available for sale (carried at fair value)	296,191	290,935
Real estate mortgages held for sale	2,175	960

Loans, net of allowance for loan losses of $14,463 and $12,774	1,339,374	1,185,956

Land, premises and equipment, net	25,177	24,563
Bank owned life insurance	20,570	19,654
Accrued income receivable	8,720	7,416
Goodwill	4,970	4,970
Other intangible assets	825	1,034
Other assets	19,005	16,446
Total assets	$ 1,836,706	$ 1,634,613

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 258,472	$ 247,605
Interest bearing deposits	1,217,293	1,018,640
Total deposits	1,475,765	1,266,245

Short-term borrowings
Federal funds purchased	0	43,000
Securities sold under agreements to repurchase	106,670	91,071
U.S. Treasury demand notes	814	2,471
Other short-term borrowings	80,000	75,000
Total short-term borrowings	187,484	211,542

Accrued expenses payable	11,959	10,423
Other liabilities	338	2,095
Long-term borrowings	45	46
Subordinated debentures	30,928	30,928
Total liabilities	1,706,519	1,521,279

STOCKHOLDERS' EQUITY
Common stock: 180,000,000 shares authorized, no par value
12,117,808 shares issued and 12,031,023 outstanding as of December 31, 2006
11,972,108 shares issued and 11,894,684 outstanding as of December 31, 2005	1,453	1,453
Additional paid-in capital	16,525	14,287
Retained earnings	116,516	102,327
Accumulated other comprehensive loss	(3,178)	(3,814)
Treasury stock, at cost (2006 - 86,785 shares, 2005 - 77,424 shares)	(1,129)	(919)
Total stockholders' equity	130,187	113,334
Total liabilities and stockholders' equity	$ 1,836,706	$ 1,634,613

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Twelve Months Ended December 31, 2006 and 2005

(in thousands except for share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 24,810	$ 19,723	$ 91,946	$ 68,417
Tax exempt	72	50	279	182
Interest and dividends on securities
Taxable	2,662	2,394	10,123	9,343
Tax exempt	612	582	2,405	2,341
Interest on short-term investments	294	149	798	333
Total interest income	28,450	22,898	105,551	80,616

Interest on deposits	13,226	8,192	45,101	24,331
Interest on borrowings
Short-term	1,231	840	5,594	3,790
Long-term	652	625	2,529	2,232
Total interest expense	15,109	9,657	53,224	30,353

NET INTEREST INCOME	13,341	13,241	52,327	50,263

Provision for loan losses	1,042	701	2,644	2,480

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	12,299	12,540	49,683	47,783

NONINTEREST INCOME
Wealth advisory and investment brokerage fees	976	852	3,840	3,113
Service charges on deposit accounts	1,761	1,763	7,260	6,742
Loan, insurance and service fees	546	542	2,292	1,984
Merchant card fee income	604	578	2,413	2,435
Other income	450	390	1,946	1,709
Net gains on sale of credit card portfolio	0	863	0	863
Net gains on sales of real estate mortgages held for sale	114	208	581	934
Net securities gains (losses)	0	(69)	(68)	(69)
Total noninterest income	4,451	5,127	18,264	17,711

NONINTEREST EXPENSE
Salaries and employee benefits	5,769	5,319	22,378	20,543
Net occupancy expense	609	715	2,510	2,774
Equipment costs	454	466	1,799	1,942
Data processing fees and supplies	703	681	2,457	2,396
Credit card interchange	416	369	1,627	1,527
Other expense	2,220	2,491	8,941	8,875
Total noninterest expense	10,171	10,041	39,712	38,057

INCOME BEFORE INCOME TAX EXPENSE	6,579	7,626	28,235	27,437
Income tax expense	2,020	2,649	9,514	9,479
NET INCOME	$ 4,559	$ 4,977	$ 18,721	$ 17,958
BASIC WEIGHTED AVERAGE COMMON SHARES	12,112,734	11,971,502	12,069,300	11,927,756
BASIC EARNINGS PER COMMON SHARE	$ 0.38	$ 0.42	$ 1.55	$ 1.51
DILUTED WEIGHTED AVERAGE COMMON SHARES	12,404,791	12,317,626	12,375,467	12,289,466
DILUTED EARNINGS PER COMMON SHARE	$ 0.37	$ 0.41	$ 1.51	$ 1.46